SECURITIES AND EXCHANGE COMMISSION

                        Washington, D.C. 20549

                               FORM 8-K

                            CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                          February 24, 2000
                            Date of Report
                  (Date of Earliest Event Reported)

                      QUINTEK TECHNOLOGIES, INC.
            (Exact Name of Registrant as Specified in its Charter)

                   537 Constitution Avenue, Suite B
                     Camarillo, California 93012
               (Address of principal executive offices)

                             800/482-6874
                   (Registrant's telephone number)

                      JUNIPER ACQUISITION CORPORATION
                         1504 R Street, N.W.
                        Washington, D.C. 20009
                   (Former name and former address)

  California                    0-28541        77-050536
 (State or other              (Commission     (I.R.S. Employer
 jurisdiction of              File Number)    Identification No.)
 incorporation)

ITEM 1.     CHANGES IN CONTROL OF REGISTRANT

        (a) Pursuant to an Agreement and Plan of Reorganization (the "Acquisition Agreement"), Quintek Technologies, Inc. ("Quintek" or the "Company"), a California corporation, has acquired all the outstanding shares of common stock of Juniper Acquisition Corporation ("Juniper"), a Delaware corporation, from the shareholders thereof in an exchange for an aggregate of 400,000 shares of common stock of Quintek (the "Acquisition"). As a result, Juniper has become a wholly-owned subsidiary of Quintek.

        The Acquisition was approved by the unanimous consent of the Board of Directors of Quintek on February 18, 2000. The Acquisition was effective February 24, 2000. The Acquisition is intended to qualify as a reorganization within the meaning of Section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended.

        Quintek had 16,491,066 shares of common stock issued and outstanding prior to the Acquisition and 16,891,066 shares issued and outstanding following the Acquisition.

        Upon effectiveness of the Acquisition, pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, Quintek elected to become the successor issuer to Juniper for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective February 24, 2000.

        A copy of the Acquisition Agreement is filed as an exhibit to this Current Report and is incorporated in its entirety herein. The foregoing description is modified by such reference.

        (b) The following table contains information regarding the shareholdings of Quintek's current directors and executive officers and those persons or entities who beneficially own more than 5% of its common stock (giving effect to the exercise of any warrants held by each such person or entity exercisable within 60 days of the date hereof):

                                 Number of Shares of           Percent of
                                 Common Stock Beneficially     Common Stock
Name                             Owned (1)                     Beneficially

Thomas W. Sims
Chairman, President,
Chief Executive Officer
and a Director (3)                 1,280,627                        7.6%

Catherine Sims
Secretary (3)                      1,287,000                        7.62%

Kurt Kunz
Vice President, Engineering
and a Director (4)                 1,619,000                        9.58%

Teresa Kunz
Treasurer (4)                      1,619,000                        9.58%

Kelly Kunz
Vice President, Manufacturing
and a Director (5)                   260,000                        1.54%

Thomas Salahub
Vice President, Sales & Marketing
and a Director                       470,000                        2.78%

Susan Woodruff
Controller                            70,000                          *

Alex Black
c/o Quintek Technologies, Inc.
537 Constitution Avenue, Suite B
Camarillo, California 93012 (6)     2,300,000                      12.31%

Kim Kunz
c/o Quintek Technologies, Inc.
537 Constitution Avenue, Suite B
Camarillo, California 93012 (7)      910,000                        5.23%

All officers and directors
as a group
(7 persons)                        3,759,627                       22.3%

*       Less than 1% percent

(1) Includes options and warrants which are exercisable within 60 days of the date hereof.

(2) Based upon 16,891,066 shares outstanding following the Acquisition.

(3)     Includes 1,227,000 shares owned by a family trust for Thomas
        W. Sims, Catherine Sims and their children. Catherine Sims is the spouse of Thomas Sims.

(4) Includes 1,619,000 shares owned by a family trust for Kurt Kunz, Teresa Kunz and their children. Teresa Kunz is the spouse of Kurt Kunz.

(5)     Includes 260,000 shares owned by a family trust for Kelly
        Kunz, his wife and their children.

(6) Includes 500,000 shares and warrants for the purchase of 1,800,000 shares of common stock. Only for the calculation of the percentage of common stock beneficially owned by Mr. Black, the exercise of all his warrants is assumed and the number of shares of common stock outstanding following the exercise of such warrants is assumed to be 18,691,066 shares.

(7) Includes 400,000 shares and warrants for the purchase of 510,000 shares of common stock owned by family trusts for Kim Kunz, his wife and their children. Only for the calculation of the percentage of common stock beneficially owned by Mr. Kunz, the exercise of all his warrants is assumed and the number of shares of common stock outstanding following the exercise of such warrants is assumed to be 17,401,066 shares. Mr. Kunz is the brother of Kurt Kunz and Kelly Kunz and the brother-in-law of Teresa Kunz, but does not reside with any of them and is not an officer, director or employee of the Company.

ITEM 2.     ACQUISITION OR DISPOSITION OF ASSETS

        (a) The consideration exchanged pursuant to the Acquisition Agreement was negotiated between Juniper and Quintek. In evaluating the Acquisition, Juniper used criteria such as the value of assets of Quintek, Quintek's ability to compete in the market place, Quintek's current and anticipated business operations, and Quintek management's experience and business plan. In evaluating Juniper, Quintek placed a primary emphasis on Juniper's status as a reporting company under Section 12(g) of the Securities Exchange Act of 1934, as amended, and Juniper's facilitation of Quintek's becoming a reporting company under the Act.

        (b) The Company intends to continue the manufacturing, marketing and selling of its proprietary equipment for recording digital images on aperture card media.

BUSINESS

THE COMPANY

               Quintek, the successor to Quintek Electronics, Inc. ("QEI"), was established for the primary purpose of developing, manufacturing, and distributing the 4300 Aperture Card Imaging System's technology, used for recording digital images on aperture card media (the "4300 System"). The 4300 System consists of the 4305 Aperture Card Plotter, the 4303 Universal Interface, aperture card media, support software, and related services.

               There can be no assurance that the Company will be able to implement its business plan successfully and make a profit selling its products. There can be no assurance that the Company will be able to continue to manufacture the 4300 System or that it will be able to produce and sell its products economically or in sufficient quantities to enable the Company to continue as a going concern.

       APERTURE CARDS

               Aperture cards are small, rectangular cards
       (about the size of a timecard) each of which contains a 35mm chip of microfilm. The microfilm is used for storing visual information and the remainder of the card is used to identify pertinent aspects of the microfilmed image. Quintek believes the aperture card is a preferred media for long term storage of data because of its long life expectancy and because microfilm is a well known and established medium.

               Quintek estimates that over 500 million master aperture cards are produced each year worldwide using the conventional photographic process for imaging and developing the film. The chemistry and fumes involved with photographic film development may be hazardous, and the waste material resulting from the chemical process may be considered hazardous waste material. Quintek's 4300 System does not use a chemical process and does not produce any hazardous waste material.

               Aperture cards have been used for permanent storage of engineering plans and designs for more than 50 years. Although development of electronic data imaging and storage have vastly improved ways to manipulate and distribute records, digital media lack the storage longevity of microfilm. Magnetic media can degrade over time and information on them can be lost, even if stored under ideal conditions. In contrast, microfilm is eye readable and therefore access to the stored information is not dependent on file formats, software, computers, drives, and technology.

       THE 4300 APERTURE CARD IMAGING SYSTEM

               Quintek's principal product is the 4300
       System. The 4300 System is comprised of the 4303 Universal Interface ("4303 Interface") and the 4305 Aperture Card Plotter ("4305 Plotter") and related media and services. The two components operate together to provide a system for producing aperture media directly from vector, ASCII, raster and postscript image files. The 4303 Interface is hosted on personal computers and functions to interface the 4305 Plotter with the operator and user system. Quintek's 4303 Interface software can be adapted to accommodate most user files.

               The 4300 System is intended to eliminate the
       problems of conventional aperture card manufacturing by producing aperture card media with a chemical-free process. Aperture cards produced with the 4300 System can be used with conventional printing, duplicating
       and viewing equipment.   The 4300 System aperture
       cards have an estimated life expectancy of over 100 years and are manufactured by the Bell & Howell Corporation using dry silver film supplied by Eastman Kodak Company which can be developed by application of heat rather than by a liquid or viscous process. The 4305 Plotter uses a low powered laser to etch the image on the film chip and a patented heat process to develop and fix the film. The 4300 System aperture card media can be used with most standard microfilm viewers, duplicators, and printers.

               Quintek believes that the 4300 System is the only chemical free aperture card production system available on the market today, providing a reliable and "environmentally friendly" alternative to competitive products. By using the 4300 System, the customer can eliminate much of the equipment, floor space, operators, maintenance, and all chemicals required for conventional card production.

               A basic 4300 System, including a 4303
       Interface and a 4305 Plotter running at the rate of 20 cards per hour, retails for approximately $50,000. The Hollerith Punch and Performance Option (40 cards per hour) can be added for an additional cost of $10,000 each.

       MANUFACTURING

               Bofors AB currently manufactures the 4305
       Plotter units, internal modules, and spare parts at their factory located in Karlskoga, Sweden. The production is done on an "as required" basis in support of Quintek's delivery requirements. Bofors has at least one vendor for all components and multiple vendors for most components. The loss of a supplier for any item manufactured by or purchased only from such vendor could have an adverse effect on the Company's operations. The 4303 Interface is based on the standard personal computer platform and consists of a combination of standardized and customized hardware and software modules. With the exception of the Greensheet Interface Board (which links a computer with the 4305 Plotter), Quintek has several sources for all purchased components within the 4303 Interface configuration. Quintek currently has one reliable vendor for the Greensheet Board, Ikon Corp., and plans to eliminate this board in the near future by developing a new feature to allow the 4305 Plotter to be plugged into the printer connector of a standard personal computer. Until the development of this technology, loss of the supplier of the Greensheet Board could have a materially adverse effect on the Company's operations.

               A continued supply of aperture card media is crucial to the success of Quintek's business. Without aperture cards, Quintek's customers are not able to use the equipment, services and software supplied by Quintek. The loss of the supply of aperture cards and dry silver film would have a material adverse effect on the Company's operations.

       MARKETING

               Companies which require engineering drawings, documents, or records to be stored for over seven years are considered prime prospects for the 4300 System, regardless of the type of system used for creating or accessing the information. Quintek believes the market for the 4300 System is sizeable as manufacturing companies generate engineering drawings and have requirements for long term storage of critical information. Quintek believes the need for long term storage of documentation will continue to grow as advances in technology continue. Quintek's customers are generally large manufacturers or utility companies that produce complex mechanical and electrical products in industries, including the automobile, aerospace, shipbuilding, gas and oil, railroad, defense, and road construction industries. Many of these companies use aperture cards to maintain and store the drawings used in maintenance and production of their products. There is no assurance that Quintek is accurate in its beliefs.

       SUBSIDIARIES

               Qtek Aperature Card AB, a 49%-owned subsidiary of the Company incorporated in Sweden, maintains relations with Bofors AB, the manufacturer of certain of Quintek's equipment, distributes and provides customer support for Quintek's European customers, and produces aperture cards for customers using the 4300 System. Qtek Aperature Card AB maintains offices at Bofors AB's facilities in Karlskoga, Sweden, and has two full-time employees who are its majority shareholders and one part-time employee. Quintek may consider selling its stake in Qtek Aperature Card AB in the future.

       CUSTOMERS

               Existing customers include Morgan
       Construction, TRW, SCGC, the United States Navy, Pacific Gas & Electric, Southern California Gas Company, Lockheed-Martin, Smiths Industries, Zenith Electronics, Mallory Controls, York International, Dresser Industries, Caltrans, Duke Power, the Canadian Department of Defense, Aqua-Chem, Aramco, and National Machinery.

               During the last half of 1999, Quintek expanded its customer base to include NASA, Whirlpool Corporation, Lufkin Industries, Baltimore Gas & Electric, Document Management Solutions, and Salt
       River Project.   However, there can be no assurance
       that the Company will continue to attract customers, or that existing customer relationships will continue.

       WARRANTY AND SERVICE

               Quintek provides a 90 day warranty on all of its products. Thereafter extended maintenance contracts are offered at typical rate of 10% of retail price per year. Maintenance service typically includes phone support, preventative maintenance, spare parts, software upgrades, and on-site service calls.

               In most cases, Quintek provides spare parts, phone support, software upgrades and technical support and relies on a third party technical representative to provide on-site service. Quintek has contracted with Anacomp Corporation to provide local service through Anacomp's nationwide network of service centers.

       COMPETITION

               Quintek faces both indirect and direct
       competition. Indirect competition presents itself in the form of paper plotters, cameras, keypunch equipment and any other product which can be used as part of the conventional aperture card production process.

               Direct competitors are manufactures of
       equipment which produce aperture cards directly from a digital data source. These include Wicks and Wilson Limited (produced in England), LaserScan (produced in England), and Microbox (produced in Germany). The aperture card plotters manufactured by these companies use chemicals for film development and Quintek believes that their products are more complex, larger, heavier, less reliable, and more expensive than the 4300 System.

               CD-ROM technology is considered both
       competitive and complementary to the 4300 System. It is competitive in the sense that drawing information can be digitized and stored on optical disk instead of aperture card. It is complementary because aperture cards provide a means to make optical disk information available to the outside world in an eye-readable format. Many early users of Electronic Image Management systems now believe there are drawbacks with respect to long term survival of digital data on optical disk (e.g. some drives and media used seven years ago are no longer available). Quintek believes that users of electronic media must plan on evolution of new media types which will need to be supported by new drives, hardware controllers, standards, specifications, and software modules. Further, Quintek believes that paper and microfilm will not easily become obsolete because the interpretation of information on paper and microfilm is independent of advances in new technology. However, there can be no assurance that new technology will not be developed that will supplant Quintek's products and eliminate their market.

       REGULATION

               Quintek's business is not subject to any special regulatory regime, other than general laws and regulations, such as employment and safety regulations, that apply generally to manufacturers and distributors of industrial equipment. United States and Swedish laws and regulations regarding importation, exportation, and customs will apply to any units imported from Sweden.

       EMPLOYEES

               As of February 22, 2000, the Company had 12 full time employees and 8 part-time employees.

       PATENTS, TRADEMARKS AND LICENSES

               The original patents covering the 4300 System technology were issued to NCR Corporation, an unaffiliated company, in the late 1980s. All patents originally issued expired due to failure to pay maintenance fees. Quintek applied to the United States Patent Office for reinstatement of these patents and has recovered three patents to date. There can be no assurance that efforts to recover the remaining patents will be successful, or that failure to recover the patents will not have a material adverse effect on the Company's business. The following provides a summary of the recovered patents:

        Patent Number    Expiration Date   Name/Description

         4,794,224      04/09/07          Dry Film Developer for
                                          an Aperture Card Printer

          4,818,950      04/24/07        Low Jitter
                                         Phase-Locked Loop (internal
                                         circuit board)

          4,841,343      03/25/08        Dry Film Development
                                         Process for an Aperture Card Printer

               Quintek received Registration Number 1,930,949 on October 31, 1995 from the United States Patent and
       Trademark Office on the mark "Quintek." The trademark expires on October 31, 2001 unless renewed.

        OFFICES

               Quintek leases 3,120 square feet for executive offices at 537 Constitution Avenue, Suite B,
       Camarillo, California. Its telephone number is 800/482-6874 and its telecopy number is 805/482-6874.
       The lease expires April 30, 2002, with an option to extend for three years. The lease rate, as of September 30, 1999, was $2,531 per month.

               Quintek leases 1,800 square feet of office and warehouse space at 720 North 4th Street, Montpelier, Idaho, to store parts, conduct engineering operations, and perform small scale assembly and administrative tasks in support of the 4300 System. The lease rate, as of September 30, 1999, was $750 per month. Quintek has an option to purchase the property for $105,000 before July 31, 2000.

               Quintek leases 1,110 square of office space at 12500 Fair Lakes Circle, Suite 140, Fairfax, Virginia, for sales and marketing activities. The lease expires April 2002. The lease rate, as of September 30, 1999, was $2,599 per month.

               Quintek maintains an Internet Web site at www.quintek.com.

       LEGAL PROCEEDINGS

               Quintek is not involved in any lawsuits other than routine litigation incidental to ongoing business.

       DESCRIPTION OF SECURITIES

               The authorized capitalization of the Company consists of 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. Upon consummation of the Acquisition, the Company had 16,891,066 shares of its common stock and no shares of preferred stock issued and outstanding.

               The Company has issued common stock purchase warrants as follows:

       Class A - 1,456,955 warrants with a strike price of $1.00 per share, expiring on January 14, 2000.

       Class B - 1,791,736 warrants with a strike price of $2.00 per share, expiring on January 14, 2000.

       Class C - 1,791,756 warrants with a strike price of $3.00 per share, expiring on January 14, 2001.

       Class D - 1,791,756 warrants with a strike price of $4.00 per share, expiring on January 14, 2001.

       Class E - 799,044 warrants with a strike price of $1.00 per share, expiring on October 1, 2000.

       Class F - 811,544 warrants with a strike price of $2.00 per share, expiring on October 1, 2000.

       Class G - 811,544 warrants with a strike price of $3.00 per share, expiring on October 1, 2001.

       Class H - 811,544 warrants with a strike price of $4.00 per share, expiring on October 1, 2002.

       Class I - 2,636,868 warrants with a strike price of $1.00 per share, expiring on July 1, 2000.

       Class J - 1,142,500 warrants with a strike price of $1.00 per share, expiring on January 14, 2004.

               Stock issued in respect of Classes A through D warrants are for free-trading shares. Stock issued in respect of Classes E through J warrants are for restricted shares. There is no public trading market for the warrants. Exercise of the warrants could result in substantial dilution of existing common stockholders.

               The proceeds to the Company upon exercise of the Class A warrants through February 23, 2000 was $1,189,248. The Company has extended the Class A and Class B warrants until March 14, 2000 at a strike price of $2.00 per share.

       MARKET FOR THE COMPANY'S SECURITIES

               The common stock of Quintek is traded
       over-the-counter ("OTC") on the NASD OTC Bulletin Board under the symbol "QTEK." The market for OTC common stock is often characterized by low volume and broad price and volume volatility. Quintek cannot give any assurance that a stable trading market will develop for its stock or that an active trading market will be sustained. Moreover, the trading price of Quintek's common stock could be subject to wide fluctuations due to such factors as quarterly variations in operating results, competition, announcements of new products by Quintek or its competitors, product enhancements by Quintek or its competitors, regulatory changes, differences in actual results from those expected by investors and analysts, changes in financial estimates by securities analysts, and other events or factors.

               The Company has been a non-reporting publicly traded company with certain of its securities exempt from registration under the Securities Act of 1933. The Nasdaq Stock Market has implemented a change in its rules requiring all companies trading securities on the NASD OTC Bulletin Board to become reporting companies under the Securities Exchange Act of 1934. Quintek acquired all the outstanding shares of Juniper to become successor issuer to it pursuant to Rule 12g-3 of the Securities and Exchange Commission in order to comply with the Eligibility Rule for the OTC Bulletin Board.

               The following table represents the recent trading history of the Company common stock:

       MONTH                     HIGH              LOW              VOLUME

       February 1999             3.250             0.500            31,600
       March 1999                2.000             0.750            25,000
       April 1999                1.125             0.750            19,100
       May 1999                  1.562             0.937            79,200
       June 1999                 1.437             0.500           220,100
       July 1999                 2.406             0.968         2,125,000
       August 1999               2.250             1.500         1,121,700
       September 1999            2.125             1.187           538,700
       October 1999              2.000             1.062         2,182,300
       November 1999             1.687             1.125         1,063,700
       December 1999             1.562             1.218         1,839,700
       January 2000              1.750             1.062         2,553,200
       February 2000*            1.875             0.875         1,670,900

       *Through February 22, 2000

                    The market price of the Company's common stock over the last 52 weeks has ranged from $0.50 to $2.40. On February 23, 2000, the high was $1.343 and the low $1.281 with a volume of 80,400 shares.

       TRANSFER AGENT

             The Company's transfer agent is Interwest
       Transfer Company, Salt Lake City, Utah.

       MANAGEMENT

       Name                  Age                  Position

       Thomas W. Sims         49          Chairman, President,
                                          Chief Executive Officer, Director

       Thomas Salahub         59          Vice President, Sales and
                                          Marketing, Director

       Kurt S. Kunz           40          Vice President, Engineering,
                                          Director

       Kelly Kunz             46          Vice President, Manufacturing,
                                          Director

       Teresa Kunz            38          Treasurer

       Catherine Sims         49          Secretary

       Susan Woodruff         47          Controller

             All directors hold office until the next annual meeting of shareholders or until their successors are duly elected and qualified. Officers serve at the
       pleasure of the board of directors.   Set forth below
       is a summary description of the business experience of each director and executive officer of the Company.

             THOMAS W. SIMS,  Chairman, President, Chief
       Executive Officer and Director of the Company. Mr. Sims was a co-founder of the Company in 1991. Prior to founding the Company, Mr. Sims was employed at Bunker Ramo, Eaton, Alpharel and PMT from 1973 to 1991. Mr. Sims received a Bachelors of Science degree in Electronics Engineering and Technology from Southern Colorado State University in 1973.

               THOMAS SALAHUB, Vice President, Sales and
       Marketing and Director of the Company. Mr. Salahub joined the Company as Vice President, Sales and
       Marketing  in May, 1998.   From July, 1991 through
       May, 1998, Mr. Salahub was Vice President of
       CBIS/DynCorp. From 1965 to 1991, Mr. Salahub was employed in technical, sales and executive management
       positions.   Mr. Salahub attended Long Beach College,
       Pierce College and Los Angeles Valley College between
       1963 and 1966.

               KURT KUNZ, Vice President, Engineering and
       Director of the Company. Mr. Kunz was a co-founder of the Company and served as Vice President, Engineering and Director since inception in 1991. Prior to QEI, Mr. Kunz was employed as a software and mechanical engineer at QED Systems, Alpharel, and PMT. Mr. Kunz received a Bachelors of Science degree in Mechanical Engineering from the University of Utah in 1986. Mr. Kunz is the brother of Kelly Kunz and the husband of Teresa Kunz.

               KELLY KUNZ, Vice President, Manufacturing and Director of the Company. Mr. Kunz joined the Company as Vice President, Manufacturing in June, 1997. From 1988 to 1997, Mr. Kunz taught mathematics, electronics, physics and computer science in the Bear Lake School District in California. Prior thereto, Mr. Kunz was an electrician and technician at BYU Motion Picture Studios, AC Electronics, Lane TV, and NE Wolf. Mr. Kunz received a Bachelor of Science Degree in Electrical Engineering from Idaho State University in 1989. Mr. Kunz is the brother of Kurt Kunz and brother-in-law of Teresa Kunz.

               CATHERINE SIMS,  Secretary of the Company.
       Ms. Sims was Secretary of the Company from 1991 until 1997. Ms. Sims is a licensed registered nurse and received an Associate's Degree in Nursing in 1985 from Ventura College. Since 1995, Ms. Sims has been employed by St. John's Medical Center in Oxnard, California. Ms. Sims is the wife of Thomas W. Sims.

               TERESA KUNZ, Treasurer of the Company. Ms.
       Kunz served as Treasurer of the Company since its inception in 1991. Ms. Kunz received an Associate of Arts degree in accounting from Ricks College in 1981. Ms. Kunz is the wife of Kurt Kunz and sister-in-law of Kelly Kunz.

               SUSAN WOODRUFF, Controller of the Company.
       Ms. Woodruff served as Controller of the Company since October, 1998. Ms. Woodruff held positions of Senior Accountant, Controller, and Firm Administrator for Zivetz, Schwartz & Saltsman from May, 1997 to October, 1998, and was Controller/Firm Administrator for Deems and Carpenter from October 1997 to April 1997. Prior thereto, she held accounting and administrative positions with Jack Rouse & Son and MENU Corporation. Ms. Woodruff attended Colorado State University and Emporia State University and is a California Certified Income Tax Preparer. Ms. Woodruff was a director of the Los Angeles Business Counsel from 1995 to 1996 and also served as Chairwoman of the Business and Finance Committee from 1995 to 1997. Ms. Woodruff also served as President of the California CPA Society Firm Administrators Association for 1990.

               The Company has no audit, compensation or executive committees. There is a key man life insurance policy on Thomas W. Sims, in the amount of one million dollars, payable to the Company as beneficiary. No other policies of this nature are in effect at this time with respect to any other directors, officers or control persons.

       RELATED TRANSACTIONS

               Pacific Diagnostics Technologies, Inc. ("PDX") was a designer and developer of the Stat-K Analyzer, a device used to measure the potassium level in blood. On December 15, 1997 PDX ceased operations and filed for protection under Chapter 11 of the United States Bankruptcy Code. A Plan of Reorganization was confirmed by the Bankruptcy Court on January 14, 1999
       (the "Plan").   Under the Plan, all assets of QEI were
       sold to PDX, all PDX management resigned, QEI's management and business became the management and business of PDX, and the name of the combined company was changed to Quintek Technologies, Inc. Quintek does not intend to restart production and distribution of the Stat-K product line. However, management is seeking a company in the medical industry to license or purchase the Stat-K assets and technology.

               Quintek has made unsecured loans to certain officers and directors. These loans are due on June
       30, 2019, and bear interest at 4% per annum. The terms of the loans call for each officer to pay $100 per month, plus yearly interest payments, until the loan matures. The loan balance must be paid on or before June 30, 2019. As of September 30, 1999, a total of $282,275 in principal and interest was outstanding.

       EXECUTIVE COMPENSATION

               No officer or employee of the Company earned in excess of $100,000 in the year ended
               December 31, 1999.

       SUMMARY OF UNAUDITED FINANCIAL INFORMATION

               Quintek incurred net losses for the years ended June 30, 1999 and 1998 of ($2,097,345) and
       ($1,138,923)  on sales of $638,526 and $328,494,
       respectively and during the nine months ended
       September 30, 1999, the Company incurred a net loss of ($391,655) on sales of $120,084. As of September 30, 1999, the Company had current assets of $518,070 and current liabilities of $1,258,442. If losses continue, the Company may need to raise additional capital through the placement of its securities or from debt or equity financing. If the Company is not able to raise such financing or obtain alternative sources of funding, management may be required to curtail operations. The figures given in this paragraph have not been audited. The Company is required to file audited financial statements within 75 days following the Acquisition, and reference should be made to those financial statements when filed.

       RISK FACTORS

               HISTORY OF LOSSES.  The Company has
       experienced substantial losses and there can be no assurance that future operations will be profitable. Revenues and profits, if any, will depend upon various factors, including market acceptance of its concepts, market awareness, its ability to expand its customer base, dependability of its advertising and recruiting network, and general economic conditions. There is no assurance that the Company will achieve its goals and the failure to achieve such goals would have an adverse impact on it.

               QUINTEK MAY NEED ADDITIONAL FINANCING. Future events, including the problems, delays, expenses and difficulties frequently encountered by companies, may lead to cost increases that could make the Company's funds insufficient to support the Company's operations. The Company may seek additional capital, including an offering of its equity securities, an offering of debt securities or obtaining financing through a bank or other entity. The Company has not established a limit as to the amount of debt it may incur nor has it adopted a ratio of its equity to a debt allowance. If the Company needs to obtain additional financing, there is no assurance that financing will be available from any source, that it will be available on terms acceptable to the Company, or that any future offering of securities will be successful. The Company could suffer adverse consequences if it is unable to obtain additional capital when needed.

               LOSS OF THE COMPANY KEY EMPLOYEES MAY
       ADVERSELY AFFECT GROWTH OBJECTIVES. The Company's success in achieving its growth objectives depends upon the efforts of Thomas W. Sims, President of the Company, and other Company management members. The loss of the services of any of these individuals may have a material adverse effect on the Company business, financial condition and results of operations. There is no assurance that the Company will be able to maintain and achieve its growth objectives should it lose any or all of these individuals' services.

               FAILURE TO ATTRACT OR RETAIN QUALIFIED
       PERSONNEL. A change in labor market conditions that either further reduces the availability of employees or increases significantly the cost of labor could have a material adverse effect on the Company's business, financial condition and results of operations. The Company's business is dependent upon its ability to attract and retain highly sophisticated research and development personnel, sales personnel, business administrators and corporate management. There is no assurance that it will be able to employ a sufficient number of such personnel in order to accomplish its growth objectives.

               THE COMPANY'S PRODUCTS ARE MANUFACTURED BY
       OUTSIDE VENDORS. The Company's manufacturing operations are conducted by companies not affiliated with the Company. The Company has no direct control over the quality of work, suppliers, labor relations, or financial condition of these companies. In addition, two manufacturers are each located in Sweden, and the Company may encounter problems arising from international currency exchange, laws, regulations, treaties or internal conditions in Sweden.

               THE COMPANY IS DEPENDENT ON ITS SUPPLIERS.
       The Company is dependant on a steady supply of hardware components, aperture card stock and dry silver film. There are only a limited number of suppliers of these products, and there can be no assurance that suppliers will timely meet the Company's requirements. Furthermore, there can be no assurance that the Company's suppliers will remain in the business of manufacturing these products, or maintain their relationship with the Company.

               THE COMPANY'S TECHNOLOGY MAY BECOME OBSOLETE. The Company is in the business of supplying long-term storage solutions based on aperture cards. New technology could be developed and supplant aperture cards, or a more preferable method of producing aperture cards could be developed, which could lead to an erosion in the Company's market for its products.

               ADVERSE ECONOMIC CONDITIONS OR A CHANGE IN
       GENERAL MARKET PATTERNS. A weak economic environment could adversely affect the Company sales efforts. Many factors beyond the Company's control may decrease overall demand for the Company's products including, among other things, decrease in the entry costs by other similarly situated companies, increase in the overall unemployment rate, additional government regulation or a downturn in engineering projects by civilian, governmental or military entities. There can be no assurance that the general market demand for long-term storage and related fields will remain the same or will not decrease in the future.

               ISSUANCE OF FUTURE SHARES MAY DILUTE INVESTORS SHARE VALUE. The Company is authorized to issue 50,000,000 shares of common stock and 10,000,000 shares of preferred stock. The future issuance of all or part of the remaining authorized common stock may result in substantial dilution in the percentage of the Company's common stock held by the its then existing shareholders. Moreover, any common or preferred stock issued in the future may be valued on an arbitrary basis by the Company. The issuance of the Company's shares for future services or acquisitions or other corporate actions may have the effect of diluting the value of the shares held by investors, and might have an adverse effect on a trading market for the Company's common stock.

               SHARES AVAILABLE FOR FUTURE SALE. The market price of the Company's common stock could drop if substantial amounts of shares are sold in the public market or if the market perceives that such sales could occur. A drop in the market price could adversely affect holders of the stock and could also harm the Company's ability to raise additional capital by selling equity securities. The Company has outstanding options and warrants, including convertible warrants exercisable at a price below that of the recent market price. The exercise of these warrants and options at a price less than the market price could dilute the value of outstanding shares and depress the market price. The perception that these instruments may be exercised for or converted into common stock that could be sold into the public market could adversely affect the market price of the Company's common stock. In addition, shares issued by the Company in private transactions over the past two years will become eligible for sale into the public market under SEC Rule 144.

               PENNY STOCK REGULATION.  Penny stocks
       generally are equity securities with a price of less than $5.00 per share other than securities registered on certain national securities exchanges or quoted on the Nasdaq Stock Market, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The Company's securities may be subject to "penny stock rules" that impose additional sales practice requirements on broker-dealers who sell such securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). For transactions covered by these rules, the broker-dealer must make a special suitability determination for the purchase of such securities and have received the purchaser's written consent to the transaction prior to the purchase. Additionally, for any transaction involving a penny stock, unless exempt, the "penny stock rules" require the delivery, prior to the transaction, of a disclosure schedule prescribed by the Commission relating to the penny stock market.
       The broker-dealer also must disclose the commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements must be sent disclosing recent price information on the limited market in penny stocks. Consequently, the "penny stock rules" may restrict the ability of broker-dealers to sell the Company's securities. The foregoing required penny stock restrictions will not apply to the Company's securities if such securities maintain a market price of $5.00 or greater. There can be no assurance that the price of the Company's securities will reach or maintain such a level.

               THIRD-PARTY MARKET PRICE MANIPULATIONS. The shares of the Company's common stock are traded on the NASD OTC Bulletin Board. Share price quotations for the Company's stock may reflect inter-dealer prices, without retail mark-up, without retail mark-up, mark-down or commissions, and may not represent actual transactions. In addition, from time to time, persons not affiliated with the Company may seek to manipulate the market price of the Company's common stock in a manner unknown to the Company, which may cause a drastic change in the price of the Company's common stock unrelated to any activity by the Company. Any rapid change in the Company's stock price should be viewed with caution.

               THE COMPANY HAS NOT BEEN AUDITED BY
       INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS. Although the Company is required to file audited financial statements no later than 60 days from the date that this Current Report is required to be filed, no such audited financial statements have been prepared or are available for inspection as of the date hereof. Consequently, there can be no assurance that any representations as to the financial condition or assets of the Company are as stated herein.

               QUINTEK MAY NOT BE ABLE TO PROTECT ITS
       PATENTS, TRADE OR SERVICE MARKS. The Company cannot be certain that it will be able to prevent the misappropriation of its patents, trade or service marks. The Company has applied to the United States Patent Office for reinstatement of four patents which have expired. There can be no assurance that these patents will be reinstated, or that failure to hold these patents will not have a material adverse effect on the Company's business.

       ITEM 3.     BANKRUPTCY OR RECEIVERSHIP

               Not applicable.

       ITEM 4.    CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT

               Not applicable.

       ITEM 5.     OTHER EVENTS

               Successor Issuer Election.

               Pursuant to Rule 12g-3(a) of the General Rules and Regulations of the Securities and Exchange Commission, the Company elected to become the successor issuer to Juniper for reporting purposes under the Securities Exchange Act of 1934 and elects to report under the Act effective February 24, 2000.

       ITEM 6.     RESIGNATIONS OF DIRECTORS AND EXECUTIVE
       OFFICERS

               The sole officer and director of Juniper resigned effective upon completion of the Acquisition.

       ITEM 7.     FINANCIAL STATEMENTS

               No financial statements are filed herewith.
       The Registrant is required to file audited financial statements no later than 60 days after the date that this Current Report must be filed.

       ITEM 8.     CHANGE IN FISCAL YEAR

               Not applicable.

       EXHIBITS

       2.1.    Agreement and Plan of Reorganization between
               Quintek Technologies, Inc. and Juniper
               Acquisition Corporation.

       *27.1.  Financial Data schedule.
       _______
       *To be filed by amendment


                                                   SIGNATURES


               Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.



                                       QUINTEK TECHNOLOGIES, INC.

                                        /s/ Thomas W. Sims, President


               Date: February 24, 2000